AVONDALE INDUSTRIES, INC.
                   SEVERANCE PAY PLAN AND SUMMARY PLAN DESCRIPTION


               In order to recognize and encourage the continued employment of employees of Avondale Industries, Inc. (the "Company"), and to alleviate concerns about a possible loss of employment upon a change of control (as defined below) of the Company, the Company has adopted a Severance Pay Plan (the "Plan") having the following terms and conditions. This document also constitutes the Plan's Summary Plan Description, as described in Section 102 of the Employee Retirement Income Security Act of 1974 ("ERISA").


                                      ARTICLE I
                                     DEFINITIONS

               1.1 Company Defined. As used in this Plan, "Company" shall mean the Company as defined above and any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or business of the Company.

               1.2 Change of Control Defined. "Change of Control" shall mean:

                    (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the outstanding shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                         (i) any acquisition of Common Stock directly from the Company,

                         (ii) any   acquisition  of  Common  Stock  by  the
                    Company,

                         (iii)any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                         (iv) any  acquisition  of  Common  Stock  by   any
                    corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.2; or

                    (b) individuals who, as of the date this Plan is executed (the "Plan Effective Date") constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Plan Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the
               Incumbent  Board  shall  be  considered  a  member   of  the
               Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened
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               election contest with respect  to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                         (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

                         (ii) except  to  the  extent  that  such ownership
                    existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                         (iii)at least  a  majority  of  the members of the
                    board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

               1.3  Affiliate    Defined.    "Affiliate"   or   "affiliated
          companies" shall mean any company controlled by, controlling, or under common control with, the Company.

               1.4  Cause Defined.  "Cause" shall mean:

                         (a) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of the Company which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or

                         (b) the willful engaging by the Participant in illegal conduct or gross misconduct.

          For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company or its Affiliates shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or its Affiliates. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subparagraph (a) or (b) above, and specifying the particulars thereof in detail.

               1.5 Disability Defined. "Disability" shall mean a condition that would entitle the Participant to receive benefits under the Company's long-term disability insurance policy in effect at the time either because he is Totally Disabled or Partially Disabled, as such terms are defined in the Company's policy in effect as of the Plan Effective Date or as similar terms are defined in any successor policy. If the Company has no long-term disability plan in effect, "Disability" shall occur if
          (a) the Participant is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities to the Company for a period of 90 consecutive days, (b) a duly qualified physician chosen by the Company and acceptable to the Participant or his legal representatives so certifies in writing, and (c) the Board determines that the Participant has become disabled.

               1.6  Good Reason Defined.  "Good Reason" shall mean:

                    (a) Any failure of the Company or its Affiliates to provide the Participant with the position, authority, duties and responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control.

                    (b) The assignment to the Participant of any duties inconsistent in any material respect with Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.1(b) of this Plan, or any other action that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied within 10 days after receipt of written notice thereof from the Participant to the Company;

                    (c) Any failure by the Company or its Affiliates to comply with any of the provisions of this Plan, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that is remedied within 10 days after receipt of written notice thereof from the Participant to the Company;

                    (d) Any purported termination of the Participant's employment otherwise than as expressly permitted by this Plan; or

                    (e) Any failure by the Company to comply with and satisfy Sections 3.1(a) and (b) of this Plan.

               1.7 Participant Defined. "Participant" shall mean an officer of the Company or a subsidiary designated by the Compensation Committee of the Board of Directors of the Company as a participant in the Plan.


                                      ARTICLE II
                              CHANGE OF CONTROL BENEFIT

               2.1   Employment Term and Capacity  after Change of Control.
          (a) If a Change of Control occurs on or before December 31, 2000 at a time that the Participant continues to be employed by the Company or a subsidiary, then the Participant's employment term (the "Employment Term") shall continue through the first anniversary of the Change of Control, subject to any earlier termination of Participant's status as an employee pursuant to this Plan.

               (b) After a Change of Control and during the Employment Term, (i) the Participant's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control and (ii) the Participant's service shall be performed during normal business hours at the location where the Participant was employed immediately preceding the Change of Control or any office or location less than 35 miles from such location.

               2.2  Compensation and Benefits.  During the Employment Term,

          Participant shall be entitled to the following compensation and benefits:

                    (a) Base Salary. The Participant shall receive an annual base salary ("Base Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred by the Participant, by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Change of Control occurs. During the Employment Term, the Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Participant prior to the Change of Control and shall be increased no more than 12 months after the last salary increase awarded to the Participant prior to the Change of Control in an amount equal to the percentage increase (excluding promotional increases) in base salary generally awarded to peer employees of the Company and its affiliated companies for the year of determination. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Participant under this Plan. Base Salary shall not be reduced after any such increase and the term Base Salary as utilized in this Plan shall refer to Base Salary as so increased.

                    (b) Annual Bonus. In addition to Base Salary, the Participant shall be awarded, for the fiscal year ending during the Employment Term, an annual bonus (the "Bonus") in cash at least equal to the Participant's target bonus under the Company's Management Incentive Plan, or any comparable bonus under a successor plan, for the last full fiscal year prior to the Change of Control. Each such Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Bonus is awarded, unless the Participant shall elect to defer the receipt of such Bonus.

                    (c) Fringe Benefits. The Participant shall be entitled to fringe benefits (including, but not limited to, automobile allowance, reimbursement for membership dues, and first class air travel) in accordance with the most favorable agreements, plans, practices, programs and policies of the Company and its affiliated companies in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

                    (d) Expenses. The Participant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Participant in accordance with the most favorable agreements, policies, practices and procedures of the Company and its affiliated companies in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer employees of the

               Company and its affiliated companies.

                    (e)  Incentive,  Savings  and  Retirement  Plans.   The
               Participant shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Participant with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company and its affiliated companies for the Participant under any agreements, plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.

                    (f) Welfare Benefit Plans. The Participant and/or the Participant's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Participant with benefits, in each case, less favorable than the most favorable of any agreements, plans, practices, policies and programs in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.

                    (g) Vacation. The Participant shall be entitled to paid vacation in accordance with the most favorable agreements, plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

               2.3  Obligations upon Termination after a Change of Control.

                    (a) Termination by Company for Reasons other than Death, Disability or Cause or by Participant for Good Reason. If, after a Change of Control and during the Employment Term, the Company terminates the Participant's employment other than for Cause, death or Disability, or the Participant terminates employment for Good Reason,

                         (i) the Company shall pay to the Participant in a lump sum in cash within 30 days of the date of termination an amount equal to the sum of (i) the amount of Base Salary in effect at the date of termination, plus (ii) the greater of (x) the annual Bonus paid or to be paid to the Participant for the last fiscal year or (y) the target Bonus for which the Participant is eligible for the 12-month period in which the date of termination occurs;

                         (ii) for a period of twelve (12)  months following
                    the date of termination of employment (the "Continuation Period"), the Company shall at its expense continue on behalf of the Participant and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Participant at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 2.3(a)(ii) during the Continuation Period shall be no less favorable to the Participant and his dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) or (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Participant obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Participant hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Participant than the coverages and benefits required to be provided hereunder. The coverage during the Continuation Period will run concurrently with the coverage provided under the Consolidated Omnibus Budget Reconciliation Act; and

                         (iii)the Participant shall immediately become fully (100%) vested in his benefit under each supplemental or excess retirement plan of the Company in which the Participant was a participant, including, but not limited to the Avondale Industries, Inc. Supplemental Pension Plan and the Avondale Industries, Inc. Executive Excess Retirement Plan.

                    (b) Death. If, after a Change of Control and during the Employment Term, the Participant's status as an employee is terminated by reason of the Participant's death, there shall be no further obligation under this Plan to the
               Participant's legal representatives (other than those already accrued to the Participant), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its affiliated companies.

                    (c) Disability. If, after a Change of Control and during the Employment Term, Participant's status as an employee is terminated by reason of Participant's Disability, there shall be no further obligation under this Plan to the Participant (other than those already accrued to the Participant), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its affiliated companies.

                    (d) Cause. If, after a Change of Control and during the Employment Term, the Participant's status as an employee is terminated by the Company for Cause, there shall be no further obligation under this Plan to the Participant other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its affiliated companies.

                    (e) Voluntary Termination. If, after a Change of Control and during the Employment Term, the Participant voluntarily terminates his employment with the Company other than for Good Reason, there shall be no further obligation under this Plan to the Participant other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its affiliated companies.

               2.4 Accrued Obligations and Other Benefits. It is the intent of this Plan that upon termination of employment for any reason the Participant be entitled to receive promptly, and in addition to any other benefits specifically provided, (a) the Participant's Base Salary through the date of termination to the extent not theretofore paid, (b) any accrued vacation pay, to the extent not theretofore paid, and (c) any other amounts or benefits required to be paid or provided or which the Participant is entitled to receive under any plan, program, policy practice or agreement of the Company.

               2.5 Stock Options. The foregoing benefits are intended to be in addition to the value of any options to acquire Common Stock of the Company the exercisability of which is accelerated pursuant to the terms of any stock option, incentive or other similar plan heretofore or hereafter adopted by the Company.

               2.6 Protection of Benefits. To the extent permitted by applicable law, the Company shall take all reasonable steps to ensure that the Participant is not, by reason of a Change of Control, deprived of the economic value (including any value attributable to the Change of Control transaction) of (a) any options to acquire Common Stock of the Company or (b) any Common Stock of the Company beneficially owned by the Participant.

               2.7 Legal Fees. The Company agrees to pay as incurred, to the full extent permitted by law and to the extent that legal fees and expenses are not recoverable under the provisions of the Employee Retirement Income Security Act of 1974, all legal fees and expenses which the Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant or others of the validity or enforceability of, or liability under, any provision of this Plan (including as a result of any contest by the Participant about the amount or timing of any payment pursuant to this Plan.)

               2.8 Set-Off; Mitigation. After a Change of Control, the Company's and its Affiliates' obligations to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its Affiliates may have against the Participant or others; except that to the extent the Participant accepts other employment in connection with which he is provided health insurance benefits, the Company shall only be required to provide health insurance benefits to the extent the benefits provided by the Participant's employer are less favorable than the benefits to which he would otherwise be entitled hereunder. It is the intent of this Plan that in no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan.

               2.9 Outplacement Assistance. Upon any termination of employment of the Participant other than for Cause following a Change of Control and during the Employment Term, the Company shall provide to the Participant outplacement assistance by a reputable firm specializing in such services for the period beginning with the termination of employment and ending at the end of the Employment Term.

                                     ARTICLE III
                                    MISCELLANEOUS

               3.1 Successors. (a)The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume uncondi-tionally and expressly this Plan and (ii) to agree to perform or to cause to be performed all of the obligations under this Plan in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Participant.

                    (b) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assignee to agree to cause to be performed all of the obligations under this Plan, such agreement to be set forth in a writing reasonably satisfactory to the Participant.

               3.2 Funding. The Plan is funded solely through general assets of the Company that employs the Participant and no employee contributions are taken nor are any funds held in trust.

               3.3 Plan Amendment or Termination. The Company reserves the right to amend or terminate this Plan at any time and without advance notice. An amendment shall be made in writing, executed by an officer of the Company, as authorized by the Company's Board of Directors. The Board of Directors may delegate its authority under this Section 3.3 to the Compensation Committee of the Board of Directors. No benefits will be paid to anyone whose employment is terminated after the Plan is terminated or amended to exclude that Participant.

               3.4 Applicable Laws. The Plan shall be governed by the laws of the State of Louisiana to the extent not preempted by ERISA.

               3.5 Administration of the Plan. The Plan shall be administered by Avondale Industries, Inc. (the "Plan Administrator"). The Plan Administrator's address is: 5100 River Road, New Orleans, LA 70150. The Plan Administrator shall have the exclusive right to interpret the Plan and all such interpretation shall be binding on all affected parties. The Avondale Industries, Inc. Severance Pay Plan Document is a legal document that controls the operation of the Plan. Its provisions cover all situations relating to benefits and its provision will be final authority.

               3.6 Company's Reservation of Rights. A Participant serves at the pleasure of the Board and the Company has the right at any time to terminate the Participant's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Participant to claim the benefits conferred by the Plan.

               3.7 Type of Plan. This Plan is intended to be a severance welfare benefit plan under the Employee Retirement Income Security Act of 1974 ("ERISA"). In no event shall benefits payable to any Participant under this Plan exceed twice the Participant's "Annual Compensation" (as defined in ERISA regulation S2510.3-2(b)(2)) during the year immediately preceding the year of termination.

                                      ARTICLE IV
                                 CLAIMS FOR BENEFITS

               4.1  Claims Procedure.  Claims for benefits  may  be made to the Plan Administrator at the above address. Payments of the amounts provided in this Plan shall ordinarily be made without the need for demand at the discretion of the Company. Nevertheless, a Participant who claims entitlement to a benefit can file a written claim for benefits with the Plan Administrator within 90 days after the Participant's employment is terminated. The Plan Administrator shall accept or reject the claim within 30 days of its receipt. If the claim is denied, the Plan
          Administrator shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that provide the basis for the denial. If any additional information or material is necessary to perfect the claim, the Plan Administrator shall identify these items and explain why such additional material is necessary. If the Plan Administrator neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied.

               4.2  Claim Denial and Appeal.  Upon denial of the claim, the claimant may file a written request for review of the denied claim to the Plan Administrator within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and may request to be heard at a hearing. The claimant shall have the opportunity to review the pertinent documents and the opportunity to submit written reasons opposing the denial. The decision upon the appeal will be made within 60 days of receipt of the requested review unless special circumstances (such as a need to hold a hearing) require an extension of time for processing, in which case a decision will be made as soon as possible, but no later than 120 days after receipt of a request for review. If such extension of time for review is required, because of special circumstances, written notice of the extension will be furnished to the claimant prior to the commencement of the extension. If the appeal is denied, the denial shall be in writing.

                                      ARTICLE V
                                     ERISA RIGHTS

               On Labor Day of 1974 a new law was enacted to protect the interests of workers in pension and welfare benefits connected with their jobs. Its title is "Employee Retirement Income Security Act of 1974" but it is often referred to by its initials
          - ERISA. Some of the benefits provided by the Plan may be subject to ERISA. Therefore, each Participant under the Plan has certain rights and protection under ERISA.

               ERISA provides that all Plan Participants shall be entitled to:

                    i. Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents, including any Plan documents filed by the Plan Administrator with the U.S. Department of Labor.

                    ii. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

          In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of the Plan Participants. No one, including the Company or any other person, may terminate a Participant's employment or otherwise discriminate against a Participant in any way to prevent the Participant from obtaining a welfare benefit or exercising his or her rights under ERISA. If a claim for a benefit is denied in whole or in part, the claimant must receive a written explanation of the reason for the denial. A claimant has the right to have the Plan Administrator review and reconsider the claim. Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests certain materials from the Plan Administrator and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $100 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If a claim for benefits is denied or ignored, in whole or in part, the claimant may file suit in a state or federal court. If it should happen that a Participant is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds that the claim is frivolous. If a Participant has any questions about the Plan, he or she should contact the Director of Human Resources at the above address. If a Participant has any questions about this paragraph or about his or her rights under ERISA, he or she should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

               This Plan was executed in New Orleans, Louisiana, this 1st
                                                         							      ---
          day of March, 1996.
	                -----

          WITNESSES:                    AVONDALE INDUSTRIES, INC.

       	  /s/ ROBIN L. DEMPSEY		        BY: /s/ THOMAS M. KITCHEN
       	  --------------------		            ---------------------
		                                      Name: Thomas M. Kitchen
					                                         -----------------
                                        Title: VP & CFO
                                   					       --------


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